SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule14a-11(c) or Rule14a-12

INTERWOVEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INTERWOVEN, INC.

803 11th Avenue

Sunnyvale, California 94089

April 29, 2004

To our stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Interwoven, Inc. on June 10, 2004 at 1:00 p.m. local time to be held at our headquarters at 803 11th Avenue, Sunnyvale, California 94089.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2003 Interwoven, Inc. Annual Report on Form 10-K, which includes our audited financial statements.

Please use this opportunity to take part in Interwoven’s affairs by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Your right to attend the meeting and to vote your shares in person is not forfeited by returning the Proxy.

We look forward to seeing you at the meeting.

Sincerely,

Martin W. Brauns

Chairman, President and Chief Executive Officer

INTERWOVEN, INC.

803 11th Avenue

Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 10, 2004

To our stockholders:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of Interwoven, Inc. will be held at Interwoven’s headquarters located at 803 11th Avenue, Sunnyvale, California, on Thursday, June 10, 2004, at 1:00 p.m., local time.

At the meeting, you will be asked to consider and vote upon the following matters:

1.	The election of two Class II directors, each to serve until the third annual meeting of stockholders following this meeting and until his successor has been elected and qualified or until his earlier resignation, death or removal. At the meeting, we intend to present the following nominees for election as Class II directors:

•	Frank J. Fanzilli, Jr.

•	Thomas L. Thomas

2.	To ratify the appointment of KPMG LLP as our independent accountants for 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 16, 2004 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices.

By Order of the Board of Directors,

John E. Calonico, Jr.

Secretary

Sunnyvale, California

April 29, 2004

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

INTERWOVEN, INC.

803 11th AVENUE

SUNNYVALE, CALIFORNIA 94089

PROXY STATEMENT

April 29, 2004

I.    INFORMATION ABOUT SOLICITATION AND VOTING

The Board of Directors of Interwoven, Inc. is soliciting your proxy for the 2004 Annual Meeting of Stockholders. The meeting will be held at Interwoven’s headquarters located at 803 11th Avenue, Sunnyvale, California, on Thursday, June 10, 2004 at 1:00 p.m., local time.

This Proxy Statement contains information related to proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information. Please read it carefully.

All proxies will be voted in accordance with the instructions specified on the proxy card. If no choice is specified, the proxies will be voted in favor of the board nominees and the proposal described in the attached Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the enclosed proxy card are first being mailed on or about May 6, 2004 to stockholders entitled to vote at the meeting.

We will pay the costs of soliciting proxies from stockholders. We will reimburse our transfer agent, American Stock Transfer & Trust Company, for its out-of-pocket expenses in assisting in the solicitation. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. Our directors, officers and regular employees may solicit proxies on our behalf, without additional compensation, in person or by telephone.

II.    QUESTIONS AND ANSWERS

Q:	Who can vote at the meeting?

A:	The Board of Directors set April 16, 2004 as the record date for the meeting. All stockholders who owned Interwoven common stock at the close of trading on April 16, 2004 may attend and vote at the meeting. Each of these stockholders is entitled to one vote for each share of common stock held on all matters to be voted on. On April 16, 2004, there were 40,419,727 shares of common stock outstanding.

Q:	How many votes do you need to hold the meeting?

A:	A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card.

Both abstentions and broker non-votes (described below) are counted as present for the purpose of determining the presence of a quorum.

Q:	What are broker non-votes and how do they affect the voting results?

A:	Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner, and the broker lacks discretionary voting power to vote such shares. Brokers have discretionary authority under New York Stock Exchange rules to vote such shares for or against certain “routine” matters, including all of the proposals to be voted on at the Annual Meeting. If a broker votes shares that are unvoted by its customers for or against a proposal, these shares are taken into account in determining the outcome of all of the proposals.

If you hold your shares in an account in your broker’s, bank’s or nominee’s name (referred to as “street name”), your shares will not be counted in the tally of the number of shares cast “FOR,” “AGAINST” or “ABSTAIN” on any proposal where your broker does not have discretionary authority to vote. This will have the effect of reducing the number of shares needed to approve any of these items. However, these shares may be counted for the purpose of establishing a quorum for the meeting.

Q:	What shares that I own can be voted?

A:	You may vote all shares you owned as of the close of business on April 16, 2004. You may have held these shares directly in your name as the stockholder of record, or the shares may have been held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What proposals will be voted on at the meeting?

A:	There are two proposals scheduled for a vote at the meeting. They are:

•	Proposal No. 1: To elect two Class II directors to the Board of Directors, each to serve for a term of three years or until his successor has been duly elected and qualified or until his earlier resignation or removal; and

•	Proposal No. 2: To ratify appointment of KPMG LLP as our independent accountants for 2004.

Q:	What is the vote requirement to approve each of the proposals?

A:	For the election of directors under the first proposal, the two individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may give each candidate one vote for each share you held on the record date. You may not vote your shares cumulatively. You may vote either “FOR” or “AGAINST” each nominee for the Board of Directors. If you sign your proxy card with no additional instructions, your shares will be counted as a “FOR” vote for each director nominee.

The second proposal requires the affirmative “FOR” vote by a majority of those shares present and entitled to vote at the Annual Meeting of Stockholders. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal No. 2. If you abstain from voting on Proposal No. 2, it will have no effect on the outcome of the vote. If you sign your proxy card with no additional instructions, your shares will be counted as a “FOR” vote.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to vote this way, please bring the enclosed proxy card and proof of identification to the meeting. If you hold your shares in street name, you must request a legal proxy from your broker, bank or nominee in order to vote at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	If you hold shares directly as a stockholder of record, you may vote your shares without attending the meeting by marking, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. Please refer to the summary instructions included on your proxy card.

If you hold your shares in street name, your broker, bank or nominee will include a voting instruction card. You may vote your shares by marking and signing your proxy card and following the instructions provided by your broker, bank or nominee and mailing it in the enclosed, postage prepaid envelope. Furthermore, the instructions provided by your broker, bank or nominee may also provide for voting using the telephone or over the Internet. If your broker, bank or nominee provides such an option and you wish to vote using the telephone or over the Internet, then follow the instructions provided by them. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my proxy?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	What is Interwoven’s voting recommendation?

A:	The Board of Directors recommends that you vote your shares “FOR” each of the board nominees and “FOR” the appointment of KPMG LLP as our independent accountants for 2004.

Q:	Who tabulates the results of the meeting and when will the results be announced?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2004. Voting results are tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

*****

Assumptions

Unless otherwise indicated, all stock prices and amounts contained in this Proxy Statement reflect all stock splits effected prior to the date of the Proxy Statement.

PROPOSAL NUMBER 1.

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at this meeting. The terms of office of directors in Class III and Class I do not expire until the Annual Meetings of Stockholders held in 2005 and 2006, respectively. The Board of Directors proposes that each of the Class II nominees named below, both of whom are currently serving as directors, be re-elected as a Class II director for a three-year term expiring at the 2007 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. Shares represented by the accompanying proxy will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees to the Board of Directors

The nominees, and their ages, occupations and length of board service as of April 16, 2004, are:

Name of Director	Age	Principal Occupation	Director Since
Frank J. Fanzilli, Jr. (1) (2) (3)	46	Independent Business Consultant	July 2002

Thomas L. Thomas	54	Independent Business Consultant	February 2004

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating Committee

Frank J Fanzilli, Jr. has been an independent business consultant since June 2002. From 1985 to June 2002, Mr. Fanzilli served in various positions at Credit Suisse First Boston, an investment bank, including most recently as Managing Director and Chief Information Officer. Mr. Fanzilli also serves on the Board of Directors of PeopleSoft, Inc., an enterprise software developer. Mr. Fanzilli holds a Bachelor of Science in management from Fairfield University and a Master of Business Administration in finance from New York University.

Thomas L. Thomas has been a Consultant to the CEO of Global eXchange Services, Inc., a provider of transaction management infrastructure products and services, from February 2004 to present. From December 2000 to February 2004, he was Chief Executive Officer of HAHT Commerce, Inc., a developer of business-to-business software applications that was acquired by Global eXchange Services, Inc. in February 2004. From February 2000 through November 2000, Mr. Thomas was the Chief Executive Officer and President of Ajuba Solutions, a developer of XML solutions, that was acquired by Interwoven in November 2000. From February 1999 through January 2000, Mr. Thomas served as Chief Executive Officer and was Chairman of the Board of Directors of Vantive Corporation, a developer of customer relationship management software. He served as Senior Vice President, Global Information Systems and Chief Information Officer of 3Com Corporation, a provider of networking hardware and software products, from August 1996 until April 1999. Mr. Thomas serves on the Board of Directors of Iteris Holdings, Inc., an infrastructure security and control company.

Continuing Directors

Name of Director	Age	Principal Occupation	Director Since
Martin W. Brauns	44	Chairman, President and Chief Executive Officer, Interwoven, Inc.	March 1998

Ronald E.F. Codd (1) (2)	48	Independent Business Consultant	July 1999

Bob L. Corey (2)	52	Executive Vice President and Chief Financial Officer, Thor Technologies, Inc.	November 2003

Anthony Zingale (1) (3)	48	Retired	April 2000

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating Committee

Martin W. Brauns has served as our Chairman since January 2002 and as our President and Chief Executive Officer since April 2003. He served as our President from March 1998 to January 2002, and as our Chief Executive Officer from March 1998 to July 2002. Mr. Brauns holds a Bachelor of Science in international business and a Master of Business Administration from San Jose State University.

Ronald E.F. Codd has been an independent business consultant since May 2002. From January 1999 to April 2002, he served as President, Chief Executive Officer and a director of Momentum Business Applications, Inc., a software company, and from 1991 to 1998 he served as Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of PeopleSoft, Inc., an enterprise software developer. Mr. Codd also serves on the boards of directors of Adept Technology, Inc., a robotics manufacturer, and Agile Software, Inc., an enterprise software company. Mr. Codd holds a Bachelor of Science in accounting from the University of California at Berkeley and a Master of Management from the J.L. Kellogg Graduate School of Management (Northwestern University).

Bob L. Corey has served as Executive Vice President and Chief Financial Officer of Thor Technologies, Inc., a provider of enterprise provisioning software, since May 2003. Prior to joining Thor Technologies, Inc., Mr. Corey served as Executive Vice President and Chief Financial Officer of Documentum, Inc., a provider of enterprise content management software, from May 2000 to August 2002. From 1998 to October 1999, Mr. Corey was Senior Vice President of Finance and Administration and Chief Financial Officer for Forte Software, Inc., a provider of software development tools and services, which was acquired Sun Microsystems, Inc. in October 1999. In February 1999, Mr. Corey was elected to the Board of Directors of Forte. Mr. Corey was Chief Financial Officer of Forte, a division of Sun Microsystems, Inc. from October 1999 to April 2000. Mr. Corey was Executive Vice President and Chief Financial Officer of SyQuest Technology Inc., a provider of removable storage solutions, from 1997 to 1998. Mr. Corey serves on the Board of Directors of Extreme Networks, Inc., a provider of applications and services infrastructure and Amberpoint, Inc., a provider of enterprise web-services software and services.

Anthony Zingale retired in April 2001. From March 1998 to March 2000, Mr. Zingale served as President and Chief Executive Officer of Clarify, Inc., a supplier of front-office software and service solutions, and from

March 2000 to March 2001, he served as President of the eBusiness Solutions Group of Nortel Networks, a telecommunications equipment company, following its acquisition of Clarify. From 1989 to 1997, he served in various positions at Cadence Design Systems, Inc., an electronic design automation company, including most recently as Senior Vice President of World Wide Marketing. He currently serves on the Board of Directors of Mercury Interactive Corporation, a provider of performance management solutions. Mr. Zingale holds a Bachelor of Science in electrical and computer engineering and a Bachelor of Arts in business administration from the University of Cincinnati.

There are no family relationships among any of our directors or officers.

Board of Directors Committees and Meetings

Independence of Directors

The Board of Directors has adopted a standard for evaluating the independence of the members of the Board of Directors that complies with the “independent director” requirements of the current listing standards, including Rule 4200(a)(15) of the NASD Marketplace Rules, the “outside director” requirements of the regulations under Section 162(m) of the Internal Revenue Code, and the “non-employee director” requirements under Rule 16b-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that each of our directors is an independent director, other than Mr. Brauns, who serves as an employee of Interwoven as our Chief Executive Officer. All members of our standing committees are independent directors.

Corporate Governance

The Board of Directors is committed to, and for many years has adhered to, sound and effective corporate governance practices. The Board of Directors is also committed to exercising its responsibilities to oversee the Company’s business and affairs consistent with the highest principles of business ethics. Recent steps the Board of Directors has taken to fulfill this commitment include creating a Nominating and Governance Committee and adopting a Code of Conduct and Business Ethics.

The Code of Conduct and Business Ethics will be available at the Company’s website at http://www.interwoven.com. All Company employees, officers and directors, including the Chief Executive Officer and the Chief Financial Officer, are required to adhere to the Code of Conduct and Business Ethics in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct and Business Ethics.

We have also established a confidential hotline through which employees may report concerns about the Company’s business practices. In keeping with The Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by the Company regarding accounting, internal account controls or auditing matters. A stockholder can contact the Board of Directors or specific members of the Board of Directors by writing to Board of Directors, c/o Anita M. Smith, Vice President & General Counsel, Interwoven, Inc., 803 11th Avenue, Sunnyvale, California 94089, and, if appropriate, noting the name of the intended recipient. The General Counsel will forward these communications directly to the director(s). The independent directors of the Board of Directors review and approve the stockholder’s communication process periodically to ensure effective communications with stockholders.

Board of Directors Meetings and Committees.    During 2003, the Board of Directors met 14 times, including telephone conference meetings. No director attended fewer than 75% of the aggregate of total number of meetings of the Board of Directors and of all committees of the Board of Directors on which that director served during the period such director served.

Interwoven invites the members of its Board of Directors to attend its annual stockholder meetings, but does not require their attendance. In 2003, Mr. Brauns attended Interwoven’s annual stockholder meeting.

Standing committees of the Board of Directors are an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee.    The Audit Committee of the Board of Directors oversees our financial reporting process pursuant to a written Audit Committee Charter. The Audit Committee performs several functions: it selects and engages our independent accountants; reviews the scope and results of the examination of our consolidated financial statements by our independent accountants; reviews with the independent accountants and management our quarterly and annual financial statements and independent accountants’ opinion; approves all professional services and related fees performed by the independent accountants; and periodically reviews our accounting policies and internal accounting and financial controls. The members of the Audit Committee during 2003 were Ronald E.F. Codd and Frank J. Fanzilli, Jr. for the entire year, Kathryn C. Gould through December 2003, and Bob L. Corey from December 2003. In December 2003, Mr. Corey was appointed chairman of the Audit Committee. The Audit Committee held four meetings in 2003. A copy of the Audit Committee Charter is attached as Annex A to this Proxy Statement.

All members of the Audit Committee are “independent directors” in accordance with the NASD Marketplace Rule 4200(a)(15).

Compensation Committee.    The Compensation Committee considers and approves compensation for our employees and officers, including our Chief Executive Officer, grants (or delegates authority to grant to employees who are not officers) options and stock awards under the our employee benefit plans, and reviews and recommends adoption of and amendments to stock option and employee benefit plans. The members of the Compensation Committee during 2003 were Ronald E.F. Codd and Anthony Zingale for the entire year and Frank J. Fanzilli, Jr. from December 2003. Mr. Fanzilli was appointed chairman of the Compensation Committee in December 2003. During 2003, the Compensation Committee held three meetings.

Nominating and Governance Committee.    In December 2003, the Board of Directors established a Nominating and Governance Committee. The purpose of the Nominating and Governance Committee is to identify, consider and nominate candidates for membership to the Board of Directors and to handle various corporate governance matters including assisting management in developing and administering a code of business conduct and ethics. The member of the Nominating and Governance Committee were Frank J. Fanzilli, Jr. and Anthony Zingale. During 2003, the Nominating and Governance Committee did not meet.

The Nominating and Governance Committee charter was adopted in December 2003. The Nominating and Governance Committee charter is available on Interwoven’s website at www.interwoven.com.

The goal of the Nominating and Governance Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. The Committee seeks to achieve a balance of knowledge and experience on our Board of Directors. To this end, the Committee seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen, and the ability to think strategically. In addition, the Committee considers the level of the candidate’s commitment to active participation as a director, both at board and committee meetings and otherwise. Although the Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. The Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders.

Director Compensation

Cash Compensation.    Effective January 1, 2004, each non-employee director will receive an annual retainer of $20,000 for attendance and participation in regular meetings and committee meetings of the Board of Directors. In addition, we reimburse reasonable travel and related expenses incurred by non-employee directors in connection with their attendance at meetings of the Board of Directors and its committees.

Option Grants.    Under the 1999 Equity Incentive Plan, each non-employee director is automatically granted an option to purchase 10,000 shares of common stock under this plan when he or she first becomes a member of the Board of Directors. Subsequently, each non-employee director is automatically granted an additional option to purchase 10,000 shares of common stock under this plan following each annual meeting of stockholders, if the director has served continuously as a member of the Board for at least one year. Each option granted to directors under the 1999 Equity Incentive Plan has a 10-year term and terminates three months following the date the director ceases to be one of our directors or consultants, 12 months afterwards if termination is due to death or disability. All such options are fully vested and immediately exercisable as of the date of grant.

Executive Committee.    From April 2003 through October 2003, each of our outside directors served on an Executive Committee of the Board of Directors, established to facilitate outside director oversight of our business during a period of executive transition. For that committee service, Mr. Codd and Ms. Gould each received $3,000 per month and each was awarded an option to purchase 5,000 shares of our common stock vesting over 8 months. Messrs. Fanzilli and Zingale, who served as chairman and vice chairman of the Executive Committee, respectively, each received $6,000 per month during this period and each was awarded an option to purchase 10,000 shares of our common stock vesting over 8 months.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NUMBER 2.

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee selected KPMG LLP as our independent accountants for 2004 and has further directed that management submit the selection of independent accountants for ratification by stockholders at the Annual Meeting of Stockholders. KPMG LLP has been engaged as our independent accountants since April 2001. A representative of KPMG LLP is expected to be present at the Annual Meeting of Stockholders. The representative will have an opportunity to make a statement, if so desired, and is expected to be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent accountants. However, the Board of Directors is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in our best interests and those of our stockholders.

Principal Auditor Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Interwoven’s consolidated financial statements for years ended December 31, 2003 and 2002, and fees billed for other services rendered by KPMG LLP.

	Year Ended December 31,
	2003	2002
Audit fees	$311,787	$300,000
Audit-related fees	173,635	5,000
Tax fees	4,406	48,903

	$489,828	$353,903

Fees for audit services include fees associated with the annual audit, the reviews of quarterly reports on Form 10-Q and statutory audits required internationally. Audit related fees principally include auditing and audit consultation services in connection with acquisitions. Tax fees represented tax compliance, tax advice and tax planning for our subsidiaries in Europe.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF KPMG LLP AS OUR INDEPENDENT ACCOUNTANTS FOR 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 31, 2004, with respect to the beneficial ownership of our common stock by:

•	each of our named executive officers;

•	each of our directors and director nominees;

•	each person known by us to be the beneficial owner of more than 5% of our common stock; and

•	all of our executive officers and directors as a group.

Except as otherwise indicated, the address of each beneficial owner is c/o Interwoven, Inc., 803 11th Avenue, Sunnyvale, California 94089.

The percentage of shares beneficially owned is based on 40,400,204 shares of common stock outstanding as of March 31, 2004. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2004 are deemed to be outstanding for the purposes of calculating the amount of beneficial ownership of that person, and for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Shares Issuable Under Options Exercisable Within 60 Days	Aggregate Percentage
David A. Rocker (2) 45 Rockefeller Plaza, Suite 1759 New York, New York 10111	3,618,306	—	9.0%
Martin W. Brauns (3)	1,543,363	679,688	3.8
John W. Van Siclen (4)	374,953	374,953	*
Jack S. Jia (5)	298,678	136,277	*
David M. Allen	214,230	124,297	*
Scipio M. Carnecchia	42,266	40,234	*
Steven J. Martello	32,291	32,291	*
Bob L. Corey	36,898	36,898	*
Ronald E. F. Codd	33,027	30,500	*
Frank J. Fanzilli, Jr.	20,000	20,000	*
Thomas L. Thomas	48,853	48,853	*
Anthony Zingale	45,056	40,000	*
All 12 directors and executive officers as a group (6)	3,784,145	1,953,375	8.9%

*	Less than 1%

(1)	Includes shares over which the person currently holds or shares voting or investment power and the shares listed under “Shares Issuable Under Options Exercisable Within 60 Days.”

(2)	Number of shares beneficially owned is determined solely from information reported on Schedule 13G on or before February 14, 2003.

(3)	Includes 862,393 shares held of record by Martin W. Brauns and Margaret R. Brauns, trustees U/D/T 1/9/95. Mr. Brauns was appointed Chief Executive Officer in April 2003.

(4)	Mr. Van Siclen ceased serving as President, Chief Executive Officer and a director in March 2003.

(5)	Includes 6,667 shares that are subject to our lapsing right to repurchase those shares upon termination of Mr. Jia’s employment, and 4,000 shares held by family members, as to which Mr. Jia disclaims beneficial ownership.

(6)	Includes 621,296 shares of common stock and options exercisable for 356,884 shares of common stock within 60 days of March 31, 2004 held by executive officers not listed above and directors.

Our Procedures and Guidelines Governing Security Trades by Company Personnel permits our officers, directors and other employees to enter into written trading plans for pre-determined sales of specified amounts of our shares. Insiders may adopt such plans when they are not in possession of material inside information. Mr. Brauns and Rafiq R. Mohammadi, our Senior Vice President of Engineering and Chief Technology Officer, have entered into Rule 10b5-1 trading plans. Under his plan, Mr. Brauns may sell up to 50,000 shares each calendar quarter subject to a minimum sale prices and terms defined in the plan. Mr. Mohammadi may sell up to 75,000 shares each calendar quarter subject to a minimum sale price and the terms of his plan.

Executive Officers:

Martin W. Brauns, age 44, has served as Chairman of the Board of Directors since January 2002 and as our President and Chief Executive Officer since April 2003. His personnel information is included above under “Continuing Directors”.

John E. Calonico, Jr., age 47, has served as our Chief Financial Officer, Senior Vice President, Finance and Secretary since March 2004. From November 2003 until March 2004, he served as our Senior Vice President, Finance. From January 2002 until November 2003, he served as Chief Financial Officer and Secretary of iManage, Inc., a collaborative document management software company. From March 2000 to December 2001, Mr. Calonico served as Chief Financial Officer of Blue Martini Software, Inc., a developer of customer relationship management software. From 1999 to February 2000, Mr. Calonico served as Vice President and Chief Financial Officer of GlobalCenter, Inc., a provider of web hosting services. From November 1997 to January 1999, Mr. Calonico served as Vice President of Finance for BEA Systems, Inc., a provider of application infrastructure software. From April 1990 to November 1997, Mr. Calonico held various management positions including Vice President of Finance at Autodesk, Inc., a provider of design and digital content software.

Scipio M. Carnecchia, age 41, has served as our Senior Vice President of Worldwide Sales since July 2003. From July 2002 through June 2003, he served as our Vice President of Sales, and from March 2001 to June 2002, he was our Vice President of Alliances. From March 2000 to February 2001, Mr. Carnecchia was Vice President of Global Sales for Xoriant Corporation, an IT services and consulting company. From 1996 to January 2000, Mr. Carnecchia served as Vice President of Sales and Services for SmartDB Corporation, an enterprise application integration company. Mr. Carnecchia holds a Bachelor of Engineering degree in electrical engineering and computer science from Stevens Institute of Technology.

Steven J. Martello, age 54, has served as our Senior Vice President of Client Services since joining Interwoven in April 2002. Prior to joining Interwoven, from November 1999 to April 2002, Mr. Martello served as the Vice President of Delivery Services of Scient Corporation, an eBusiness solutions and services company. From 1982 to October 1999, Mr. Martello served in a number of positions with IBM, an information technology hardware, software and services company, including most recently as a Vice President of Development of, Healthcare, Insurance and Public Sectors. Mr. Martello holds a Bachelor of Science from the State University of New York at Albany, a Master of Science in educational psychology from the State University of New York at Albany, and a Masters of Science in computer science from Union College.

Rafiq R. Mohammadi, age 43, has served as our Senior Vice President and Chief Technology Officer since joining Interwoven in November 2003. From October 1995 to November 2003, Mr. Mohammadi served as Chief Technology Officer and Director of iManage, Inc., a collaborative document management software company, where his responsibilities included technology research and development.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth the compensation awarded, earned or paid for services rendered in all capacities to Interwoven and its subsidiaries during each of 2003, 2002 and 2001 to each individual who served as our Chief Executive Officer during 2003 and the four other most highly compensated executive officers who were serving as executive officers at the end of 2003 (the “Named Executive Officers”). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, if any, whether paid or deferred. We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

Summary Compensation Table

Name Executive Officer and Principal Position	Year	Salary	Bonus	Securities Underlying Options
Martin W. Brauns (1) President, Chief Executive Officer and Chairman	2003 2002 2001	$262,500 264,430 272,500	$155,250 — 175,000	1,000,000 125,000 150,000

Scipio M. Carnecchia Senior Vice President of Worldwide Sales	2003 2002 2001	$162,500 — —	$226,577 — —	50,000 — —

John W. Van Siclen (4) Former President and Chief Executive Officer	2003 2002 2001	$107,937 274,054 182,083	$275,000 30,000 90,000	— 250,000 101,250	(3)

Steven J. Martello Senior Vice President of Consulting Services	2003 2002 2001	$225,000 155,965 —	$52,000 52,482 —	25,000 50,000 —

Jack S. Jia Senior Vice President and Chief Technology Officer	2003 2002 2001	$180,000 177,500 157,438	$70,200 — 65,000	25,000 40,000 11,250

David M. Allen (2) Senior Vice President and Chief Financial Officer	2003 2002 2001	$193,750 175,000 166,979	$50,000 — 60,000	25,000 87,500 11,250

(1)	Mr. Brauns served as Chief Executive Officer until July 2002, when Mr. Van Siclen was promoted to Chief Executive Officer, and has served as our President and Chief Executive Officer since Mr. Van Siclen’s resignation in March 2003.

(2)	Mr. Allen ceased serving as Senior Vice President and Chief Financial Officer in March 2004.

(3)	Includes options granted in connection with Interwoven’s option exchange program on April 20, 2001.

(4)	Mr. Van Siclen ceased serving as President, Chief Executive Officer and a director in March 2003. Mr. Van Siclen received a severance payment in the amount of $275,000, which is included as a bonus in 2003 in the table above.

Option Grants in 2003

The following tables show for 2003, certain information regarding stock options granted to, exercised by, and held at year-end by each of the Named Executive Officers.

•	In accordance with the rules of the Securities and Exchange Commission, the potential realizable value is calculated based on the ten-year term of the stock option and the market value at the time of grant. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the closing price on the date an option was granted until the end of the option term. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

Percentages shown under “Percent of Total Options Granted to Employees in Year” are based on an aggregate of 2,354,914 stock options granted to our directors and executive officers under our stock option plans during the year ended December 31, 2003.

	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in 2003	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Named Executive Officer					5%	10%
Martin W. Brauns	250,000 250,000 500,000	10.6 10.6 21.2%	$7.16 14.80 9.56	4/21/2013 10/13/2013 12/4/2013	$1,125,721 2,326,910 3,006,116	$2,852,799 5,896,847 7,618,089
Scipio M. Carnecchia	25,000 25,000	1.1 1.1	6.60 10.00	4/15/2013 8/1/2013	103,768 157,224	262,968 398,436
David M. Allen	25,000	1.1	7.24	5/1/2013	113,830	288,467
Jack S. Jia	25,000	1.1	7.24	5/1/2013	113,830	288,467
Steven J. Martello	25,000	1.1	7.24	5/1/2013	113,830	288,467
John W. Van Siclen	—	—	—		—	—

Aggregated Option Exercises During 2003 and Option Values at December 31, 2003

The following table presents the aggregate stock option exercises during 2003, and the number and value of securities underlying unexercised stock options that are held by each of the Named Executive Officers as of December 31, 2003.

Amounts shown under the columns “Value Realized” are based on the fair market value of our common stock on the exercise date as reported on the Nasdaq National Market less the aggregate exercise price. Amounts shown under the column “Value of Unexercised In-the-Money Options at December 31, 2003” are based on a price of $12.92 per share, which was the last reported sale price of our common stock on the Nasdaq National Market on December 31, 2003, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Martin W. Brauns	—	$—	540,078	984,922	$6,977,808	$12,725,192
David M. Allen	—	—	106,875	81,875	1,380,825	1,057,825
Scipio M. Carnecchia	—	—	31,640	75,861	408,789	980,124
Jack S. Jia	—	—	120,523	55,727	1,557,157	719,993
Steven J. Martello	—	—	24,479	50,521	316,269	652,731
John W. Van Siclen	—	—	350,534	—	4,528,899	—

EQUITY COMPENSATION PLAN INFORMATION

We maintain the 1996 Stock Option Plan, 1998 Stock Option Plan, 1999 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan, each of which was approved by our stockholders, and the 2000 Stock Incentive Plan and 2003 Acquisition Plan, which were not subject to stockholder approval. The following table presents information as of December 31, 2003 with respect to compensation plans under which shares of our common stock may be issued.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	7,452,374	$24.88	2,818,900	(2)
Equity compensation plans not approved by security holders (3)	2,476,092	28.49	1,105,930

Total	9,928,466	$25.78	3,924,830

(1)	Excludes purchase rights accruing under the 1999 Employee Stock Purchase Plan.

(2)	Includes 125,400 shares that remain available for purchase under the 1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares reserved for issuance under this plan will increase by a number of shares equal to 1% of the outstanding shares on December 31 of the preceding year.

(3)	Excludes information for options assumed by Interwoven in connection with acquisitions of companies. As of November 18, 2003, a total of 3,099,521 shares of our common stock were issuable upon exercise of outstanding options assumed in those acquisitions. The weighted average exercise price of those outstanding options was $6.62 per share. No additional options may be granted under the plan pursuant to which these options were assumed.

Summary Description of Non-Stockholder Approved Plans

2000 Stock Incentive Plan.    In May 2000, the Board of Directors adopted the 2000 Stock Incentive Plan. The Board of Directors reserved 1.0 million shares (as adjusted for stock splits, combinations and other similar events) of common stock for issuance thereunder. Options and restricted stock may be granted or issued under this plan to employees, officers, directors, consultants, independent contractors and advisors; however, aggregate awards to officers may not exceed 40% of the aggregate number of shares that have been reserved for grant, and the aggregate number of restricted stock awards to officers may not exceed 40% of the aggregate number of shares issued as restricted stock awards made under this plan. Only nonstatutory stock options are available for grant under the 2000 Stock Incentive Plan. Options may be granted for periods of up to ten years at a price per share no less than par value of the shares on the date of grant. Restricted stock awards may be granted at a price per share no less than par value of the shares on the day of grant. Options generally vest as to 25% of the shares on the first anniversary of the date of grant and the remainder vest ratably over a 36-month period thereafter. Restricted stock awarded to participants under this plan is generally subject to our lapsing right to repurchase those shares upon termination of the participant’s employment, which right generally lapses over a four-year period. In general, in the event a participant’s employment or services with us terminates prior to the expiration date of the option or our repurchase right completely lapses, the participant’s option may thereafter be exercised (to the extent vested on the date of termination) for up to 12 months (in the case of death or disability) or 90 days, or the participant’s shares may thereafter be repurchased (to the extent our repurchase right has not lapsed on the date of termination) for up to 90 days, as the case may be. If Interwoven is acquired and the acquiring company does not assume, replace or substitute the outstanding awards under this plan, these awards will terminate to the extent unexercised or unvested at the time the acquisition closed.

2003 Acquisition Plan.    In connection with our merger with iManage, Inc. in November 2003, the Board of Directors adopted the 2003 Acquisition Plan and reserved 503,000 shares of common stock for issuance thereunder, as permitted by the Marketplace Rules of the National Association of Securities Dealers, Inc. Only nonqualified stock options will be granted under this plan. Nonqualified stock options may be granted only to any employee, officer, director, consultant, independent contractor or advisor who provided services to iManage, Inc. prior to the merger. Options under the 2003 Acquisition Plan may be granted for periods of up to ten years and at prices no less than the fair market value of the shares on the date of grant. Options generally vest as to 25% of the shares on the first anniversary of the date of grant and the remainder vest ratably over a 36-month period thereafter. In general, in the event a participant’s employment or services with us terminates prior to the expiration date of the option, the participant’s option may thereafter be exercised (to the extent vested on the date of termination) for up to 6 months (in the case of death or disability) or 90 days. If Interwoven is acquired and the acquiring company does not assume, replace or substitute the outstanding awards under this plan, these awards will terminate to the extent unexercised or unvested at the time the acquisition closed.

*****

The following pages contain a report issued by our Compensation Committee relating to executive compensation for 2003, a chart titled “Stock Price Performance Graph,” and a report issued by the Audit Committee relating to its review of our consolidated financial statements, procedures and practices. Stockholders should be aware that under Securities and Exchange Commission rules, the Report of the Compensation Committee, the Stock Price Performance Graph and the Report of the Audit Committee are not considered “filed” under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by Interwoven, Inc. under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless these sections are specifically referenced.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is responsible for administering our executive compensation programs. The Compensation Committee is comprised of three directors, Messrs. Codd, Fanzilli and Zingale, each of whom is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, and is “independent” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Compensation Philosophy

Our general philosophy with respect to the compensation of executive officers, including the Chief Executive Officer, is to directly link their compensation to corporate performance and to increases in stockholder value as measured in the equity markets, and:

•	Pay for performance by linking executive compensation to the achievement of short-term and long-term corporate goals and objectives;

•	Attract, retain and motivate high caliber executives; and

•	Align the interests of executives with those of stockholders through the use of stock-based compensation plans.

We typically review executive officer compensation, both base salary levels and target bonuses, near the beginning of each year. Additionally, at that same time we make determinations with respect to actual bonus payments for the completed fiscal year or appointment as an executive officer. We link a portion of each executive’s total compensation to company-wide revenue and profit objectives, as well as individual objectives that are established at the beginning of the year or appointment as an executive officer. Cash compensation includes base salary and potential cash bonuses. Stock options are granted to create long-term equity incentives for Interwoven’s executive officers, and such stock options have future value only if the price of Interwoven’s common stock increases above the grant price and the executive remains with Interwoven’s for the period required for the options to vest. In establishing compensation for executive officers other than Interwoven’s CEO, we review and give considerable weight to, the recommendations of Interwoven’s CEO.

In 2003, we determined base salaries, incentive compensation and stock option grants for executive officers based on our own experience and understanding of prevailing compensation practices among high-technology companies with whom Interwoven competes for executive talent, including a comparison to compensation of executives holding comparable positions at comparable companies. Each executive officer’s performance for the past year and objectives for the coming year were reviewed, together with that person’s responsibility level and company-wide performance objectives, and performance targets were set for 2003.

Executive Compensation

Base Compensation.    In April 2003, we considered and approved a 2003 base salary adjustment for two of our executive officers.

Incentive Compensation.    Cash bonuses were awarded to the extent that an executive officer achieved predetermined individual objectives and/or Interwoven met financial objectives set by the committee. The CEO’s judgment of other executives’ performance was a factor in determining whether those individual objectives were satisfied. Performance is measured at the end of the year. For 2003, up to 100% of individual executives’ bonus compensation depended on company-wide revenues and profits achieving specified targets, with the balance, if any, based on individual objectives that were set for each individual executive. In 2003, Interwoven met some of the financial performance goals. As a result, the bonuses paid to the CEO and other executives were 46% of the aggregate targets that had been established.

Stock Options.    Stock options are an essential element of our executive compensation packages. We believe that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on appreciation of the common stock. Almost all of Interwoven’s full-time employees participate in its equity compensation plans.

In 2003, we granted stock options to aid in the retention of executive officers and to align their interests with those of the stockholders. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Interwoven’s common stock on the date of grant. In some cases, to create appropriate incentives for an executive officer, we grant stock options with additional vesting benefits in the event of termination of employment in connection with a change in control of Interwoven. Stock options typically are granted to executive officers when the executive first joins Interwoven, or in connection with a significant change in responsibilities, or occasionally to achieve equity within a peer group. In our discretion, we may also grant stock options to executives to provide greater incentives to continue their employment with Interwoven and to strive to increase the value of its common stock, or for other reasons. The number of shares subject to each stock option granted is within our discretion and is based on anticipated future contribution and ability to affect corporate or business unit results, past performance or consistency within the executive’s peer group. In 2003, as part of an annual review of the stock options held by Interwoven’s executive officers and managers, we considered these factors, as well as the number of options held by those executive officers as of the date of grant that remained unvested. During 2003, executive officers were granted options to purchase 1,220,000 shares of common stock.

For 2004, we plan to consider granting options under the 1999 Equity Incentive Plan to executive officers based on the factors described above, with particular attention to the executive officer’s performance, position and level of responsibility, the executive officer’s existing equity holdings and the extent to which they have vested, the potential reward to the executive officer if the value of our common stock appreciates in the public market and the competitiveness of the executive officer’s overall compensation package.

Chief Executive Officer Compensation

The Compensation Committee set the base salary, cash bonus and stock option awards for John W. Van Siclen, our President and Chief Executive Officer through March 2003, and Martin W. Brauns, our Chairman, President and Chief Executive Officer from April 2003 to present, in a manner consistent with the criteria and procedures described above. Additionally, in connection with determining the compensation package, including stock option awards to be provided to Mr. Brauns, the Compensation Committee retained an independent compensation consulting firm to advise it with respect to how Mr. Brauns’ compensation package compared to that of CEOs of other high technology companies.

Mr. Van Siclen’s annualized base salary was $300,000 through the date of his resignation in March 2003. Mr. Van Siclen received no cash bonus under the Bonus Plan and was granted no stock options in 2003. He did receive a severance payment in the amount of $275,000.

Beginning in April 2003, Mr. Brauns’ annualized base salary in 2003 was $350,000. For 2003, the Compensation Committee awarded Mr. Brauns $155,250 as a cash bonus under the Bonus Plan based on the achievement of revenue and operating results targets in 2003. Under our executive compensation program, the total compensation mix for senior executives includes longer-term award in the form of stock options. In 2003, Mr. Brauns received three option awards to purchase a total of 1 million shares of our common stock. The options covering 50% of these shares have an exercise price equal to the fair market value of our common stock on the grant dates. An option covering the remaining 50% of the shares was awarded in December 2003 at a price of $9.56 per share, less than the fair market value of our common stock on the date of grant but reflecting the average closing price of our common stock during June 2003 when Mr. Brauns was appointed as our CEO. In granting these stock options, we reviewed Mr. Brauns’ existing equity holdings, their value as an incentive for future performance, the extent to which they had vested, and the option grants awarded to new and continuing CEOs at comparable companies. Additionally, in making the December 2003 option grant, we considered the advice of the retained independent compensation consulting firm.

Federal Tax Considerations Section

Section 162(m) of the Internal Revenue Code limits Interwoven to a deduction for federal income tax purposes of no more than $1 million of compensation paid to the Chief Executive Officer and four other most highly compensated executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has considered the requirements of Section 162(m) and believes that grants made to the Chief Executive Officers and other applicable officers satisfy the requirements for “performance-based compensation” and are, therefore, exempt from the limitations on deductibility. The compensation committee’s present intention is to comply with Section 162(m) unless the compensation committee believes that these requirements are not in the best interest of Interwoven or its stockholders.

Compensation Committee:

Frank J. Fanzilli, Jr., Chairman

Ronald E.F. Codd

Anthony Zingale

Absence of Compensation Committee Interlocks and Insider Participation

In 2003, the members of the Compensation Committee were Ronald E.F. Codd and Anthony Zingale for the entire year and Frank J. Fanzilli, Jr. from December 2003. Mr. Fanzilli was appointed chairman of the Compensation Committee in December 2003. No interlocking relationships exist between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on our common stock from October 7, 1999 (the effective date of our registration statement with respect to our initial public offering) to December 31, 2003 with the cumulative total return on the NASDAQ Stock Market (U.S.) Index, and the RDG Internet Index over the same period. The graph assumes the investment of $100 in our common stock and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends.

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

COMPARISON OF 51-MONTH CUMULATIVE TOTAL RETURN *

AMONG INTERWOVEN, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,

AND THE RDG INTERNET INDEX

	Interwoven, Inc.		Nasdaq Stock Market (U.S.)		RDG Internet
	Market Price	Investment Value	Index	Investment Value	Index	Investment Value
10/08/1999	$41.00	$100.00	$922.87	$100.00	$1,079.18	$100.00
12/31/1999	121.63	296.65	1,363.30	147.72	1,782.44	160.72
12/31/2000	131.88	321.65	822.53	89.09	1,037.94	94.29
12/31/2001	38.96	95.02	652.51	70.71	641.38	61.80
12/31/2002	10.40	25.37	451.11	48.89	423.18	41.00
12/31/2003	12.92	31.51	674.44	73.09	799.49	57.14

* $100 invested on 10/8/99 in stock or on 9/30/99 in index—including reinvestment of dividends.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of three independent directors and operates pursuant to a written charter adopted by the Board of Directors. A copy of the current charter is attached to this Proxy Statement as Annex A. The members of the Audit Committee are Bob L. Corey, Ronald E.F. Codd and Frank J. Fanzilli, Jr. The Board of Directors has determined that Mr. Ronald E.F. Codd and Bob L. Corey are “audit committee financial experts” within the meaning of the rules of the Securities and Exchange Commission and meets the financial sophistication requirement of the NASD Marketplace rules. The Audit Committee selected KPMG LLP (“KPMG”) as our independent accountants.

Management is responsible for our internal controls and the financial reporting process. KPMG, our independent accountants, are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and KPMG. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

KPMG also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Audit Committee:

Bob L. Corey, Chairman

Ronald E.F. Codd

Frank J. Fanzilli, Jr.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreement

In June 2003, Mr. Brauns, our President and Chief Executive Officer from March 1998 to July 2002, agreed to the terms of his renewed employment with us following his replacement of our former President and Chief Executive Officer in April 2003. This new arrangement established Mr. Brauns’ initial annual salary of $350,000 and eligibility for benefits and bonuses tied to our revenues, including eligibility for a discretionary bonus in 2003 that was targeted at $300,000. Under the terms of the new arrangement, the terms of Mr. Brauns’ February 1998 employment agreement will continue to apply in certain respects. Among the terms that continue to apply, if Mr. Brauns’ employment is terminated by us for cause or if he voluntarily elects to terminate his employment, we are obligated to pay his salary, any unpaid bonuses and other benefits through the date of his termination. In addition, if his employment is terminated by us without cause of if he terminates his employment under some circumstances, we are obligated to pay his benefits through the date of his termination, any unpaid bonuses and his salary for up to 12 additional months after such date, unless Mr. Brauns is employed full-time by another employer.

Severance Agreements

In April 2003, we entered into a separation agreement with our former Chief Executive Officer, John W. Van Siclen. Under this agreement, we agreed to release each other of any claims (including pay for a leave of absence in March 2003) we had against one another related to Mr. Van Siclen’s employment with and separation from Interwoven, and we agreed to pay Mr. Van Siclen an amount equal to 12 months of his base salary in severance. We also agreed to continue to provide Mr. Van Siclen with all existing employee benefits at our expense through November 2003. In addition, each stock option held by Mr. Van Siclen as of April 2003 vested as to that number of shares that would have become vested under such options if Mr. Van Siclen had remained an active employee through November 2003, and such options remain exercisable until May 31, 2004.

In January 2004, we entered into an agreement with our former Chief Financial Officer, David M. Allen. Under this agreement, Mr. Allen agreed to release any claims he may have had against us related to his employment with and separation from Interwoven, and we agreed to pay Mr. Allen an amount equal to 12 months of his base salary in severance with the possibility for a bonus for 2003. We also agreed to continue to provide Mr. Allen with existing medical benefits at our expense through December 2004. In addition, each stock option held by Mr. Allen as of December 2003 continued to vest through April 15, 2004.

Change in Control Agreements

Effective May 1, 2003 we granted non-qualified stock options to buy 25,000 shares of our stock to each of Messrs. Allen, Jia and Martello, effective April 21, 2003, October 13, 2003 and December 4, 2003 we granted non-qualified stock options to buy an aggregate 1,000,000 shares of our stock to Mr. Brauns, and effective April 15, 2003 and August 1, 2003 we granted non-qualified stock options to by an aggregate 50,000 shares of our stock to Mr. Carnecchia, each of which include vesting acceleration of fifty-percent of the unvested shares in the event Interwoven is acquired and that holder’s employment is terminated without cause within one year following the closing of the acquisition. In addition, on September 30, 2002, we amended the option agreement of Mr. Martello (50,000 shares), to include vesting acceleration of fifty percent of the unvested shares in the event Interwoven is acquired and his employment is terminated without cause within one year following the closing of the acquisition.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 1, 2003 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $60,000 to which we or any of our subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except for payments set forth under “Executive Compensation” above and the transactions described below.

Employment and Consulting Arrangements

In connection with the merger with iManage, Interwoven entered into a consulting arrangement with Mahmood M. Panjwani, the President, Chief Executive Officer and Chairman of iManage. Under that arrangement, Mr. Panjwani agreed to provide consulting services to Interwoven following the consummation of the merger through December 31, 2003. Interwoven agreed to pay Mr. Panjwani annualized compensation of $300,000 during his period of consulting and the unpaid balance of his iManage bonus of $62,400 at the conclusion of his services. In addition, upon the effective time of the merger, Mr. Panjwani was entitled to accelerated vesting of his iManage stock options; monthly severance payments of $25,000 over the 18 month period commencing January 1, 2004; and medical, dental and vision benefits to Mr. Panjwani and his dependents at no cost to him or his dependents. Mr. Panjwani was also appointed to the position as Vice Chairman of the Board of Directors of Interwoven. Mr. Panjwani resigned from the Board of Directors on February 27, 2004 and his remaining monthly severance payments were paid in full in March 2004.

Interwoven also entered into employment arrangements with John E. Calonico, Jr., the Chief Financial Officer of iManage, and Rafiq R. Mohammadi, iManage’s Chief Technology Officer and Senior Vice President of Engineering. Under his employment arrangement, Mr. Calonico was appointed Senior Vice President of Finance. Mr. Calonico’s offer letter provides for a base salary of $200,000 and eligibility for an incentive bonus of $100,000. Mr. Calonico also received options to purchase 47,500 shares of Interwoven common stock at an exercise price of $13.41 per share, of which 11,875 shares vests in November of 2004 and the remainder vests ratably over a 36-month period. Mr. Calonico is eligible to receive a retention bonus of $50,000 in two equal installments, the first after six consecutive months of employment with Interwoven and the second after 12 consecutive months of employment. In the event of his constructive termination from Interwoven, Mr. Calonico is entitled to receive a payment equal to six months’ base salary. Mr. Calonico assumed the role of Chief Financial Officer in March 2004.

Rafiq R. Mohammadi, iManage’s Chief Technology Officer and Senior Vice President of Engineering assumed the role of Senior Vice President of Worldwide Engineering and Chief Technology Officer. Mr. Mohammadi’s offer letter provides for a base salary of $200,000 and eligibility for an incentive bonus of $100,000. Mr. Mohammadi also received options to purchase 32,500 shares of Interwoven common stock at an exercise price of $13.41 per share, of which 8,125 shares vests in November of 2004 and the remainder vests ratably over a 36-month period. Mr. Mohammadi is eligible to receive a retention bonus of $50,000 in two equal installments, the first after six consecutive months of employment with Interwoven and the second after 12 consecutive months of employment. In the event of his constructive termination from Interwoven, Mr. Mohammadi is entitled to receive a payment equal to six months’ base salary.

Indemnification Agreements

We have entered into indemnity agreements with all officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Interwoven, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable Securities and Exchange Commission rules. For a stockholder proposal to be included in our proxy materials for the 2005 Annual Meeting of Stockholders, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than January 5, 2005. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the Annual Meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than January 5, 2005.

Our bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at next year’s annual meeting, it is necessary that you notify us not less than 30 nor more than 60 days in advance of the date of that annual meeting and your notice of nomination should contain such information as required under our bylaws and pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. In order to include a proposal for such nomination of a director in our Proxy Statement for next year’s annual meeting, the written proposal will be subject to the procedures and deadline described in the preceding paragraph. If notice of the nomination is received after January 5, 2005, then management proxies may use their discretionary voting authority with respect to the proposal. You may also propose director candidates for consideration by our Nominating and Governance Committee if you meet certain qualifications and follow the following procedures:

•	If you would like to recommend a director candidate for the next proxy meeting, you must submit the recommendations by mail to our Secretary at our principal executive offices, no later than the 120th calendar before the date that we last mailed our Proxy Statement to stockholders in connection with the previous year’s annual meeting.

•	Recommendations for candidates must be accompanies personal information of the candidate, including a list of the candidate’s references, the candidate’s resume or curriculum vitae and such other information as determined by our Secretary and as necessary to satisfy rules and regulations of the Securities Exchange Commission and our bylaws, together with a letter signed by the proposed candidate consenting to serve on the Board of Directors if nominated and elected.

•	The Committee considers nominees based on our need to fill vacancies or to expand the Board of Directors, and also considers our need to fill particular roles on the Board of Directors or committees thereof (e.g. independent director, audit committee financial expert, etc.).

•	The Nominating and Governance Committee evaluates candidates in accordance with its charter and its policies regarding director qualifications, qualities and skills.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

John E. Calonico, Jr.

Secretary

April 29, 2004

ANNEX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF INTERWOVEN, INC.

Statement of Policy

This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Interwoven, Inc. (“Interwoven” or the “Company”) and the manner in which those responsibilities shall be performed, including the Committee’s structure, processes and membership requirements.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility of the Interwoven’s accounting and financial reporting processes and the audits of the Company’s financial statements, including oversight of the Company’s systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function and the selection, evaluation and compensation of the Company’s independent auditor. The Company shall provide appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of (i) compensation to any registered public accounting firm for preparing or issuing an audit report or performing other audit, review or attest services for the Company, and other services approved by the Committee, (ii) compensation to any outside advisers retained by the Committee pursuant to this charter and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee, at its discretion, has the authority to initiate special investigations into any matters within the scope of this Charter, and to engage independent legal counsel and other outside advisors, as it determines necessary to carry out its duties. The Committee has full authority to seek any information it requires from Interwoven and may meet with Company officers, employees, external counsel and independent auditor as necessary. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

The Company’s management, under the direction of the Board, is responsible to set the appropriate “tone at the top” to ensure a high level of integrity in all of the Company’s business dealings and financial reporting.

Composition and Organization

The Committee shall be comprised of three or more directors appointed by the Board, with the exact number being determined by the Board. Each member of the Committee must be an “independent director” as defined by the rules of The NASDAQ Stock Market, Inc., and must meet such other requirements for membership on the Committee as the rules of The NASDAQ Stock Market, Inc. and the rules of the Securities and Exchange Commission may establish from time to time.

Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background resulting in the individual being financially sophisticated, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee should be an “audit committee financial expert” as determined in accordance with the rules and regulations of the Securities and Exchange Commission. No member of the Committee shall have participated in the preparation of the consolidated financial statements of the Company or any current subsidiary of the Company at any time during the most recent three years.

The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. The Board may replace any member of the Committee. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

Committee Responsibilities

Oversight of the Company’s Independent Auditor

The Committee shall be directly and solely responsible for the selection, appointment, engagement, compensation, retention, oversight and replacement, if deemed appropriate, of any independent auditor employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, audit-related or attest services for the Company. The Company’s independent auditor will report directly to the Committee. The Committee shall:

1.	Select and engage the independent auditor for Interwoven, based on independence, qualifications and performance and determine the compensation paid for those services.

2.	Approve, in advance, all audit, audit-related and attest services performed for the Company.

3.	Approve, in advance of their performance, any non-audit services to be provided by the Company’s independent auditor that are permitted by applicable law, provided that the Committee may establish pre-approval policies and procedures for the engagement of independent auditor to render permitted non-audit services.

4.	Evaluate, no less often than annually, the qualifications, performance and independence of the independent auditor, including whether the independent auditor’s quality control procedures are adequate, the review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and report to the Board on its conclusions, together with any recommendations for additional action.

5.	Oversee the rotation of the lead audit, concurring and other partners of the Company’s independent auditor as may be required by the rules and regulations of the Securities and Exchange Commission in order to maintain auditor independence.

6.	Obtain and review, no less often than annually, a written statement from the Company’s independent auditor describing all relationships between the independent auditor and the Company required to be disclosed by Independence Standards Board Standard No. 1, and discuss with the independent auditors any disclosed relationships or services that may impact the auditor’s objectivity and independence.

7.	Meet with the independent auditor prior to the audit to discuss planning and staffing of the audit.

8.

Review with the independent auditor the results of the audits and periodic reviews, any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the consolidated financial statements. Resolve any disputes between management and the independent auditor. Review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were “passed” (as immaterial or otherwise), any communications between the audit team and the auditor’s national office respecting auditing or accounting issues presented by the engagement and any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

9.	In connection with the Committee’s review of the annual consolidated financial statements, obtain from the independent auditor a written report addressing the critical accounting policies and practices used by the Company, alternative treatments of financial information within accounting principles generally accepted in the United States that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor. Review such report with the independent auditor and understand the nature of other significant accounting and reporting matters, including complex and unusual transactions.

10.	Approve, as necessary, the termination of the engagement of the independent auditor and select a replacement independent auditor.

Review of Financial Reporting Policies and Processes

1.	In connection with the Committee’s review of the Company’s annual consolidated financial statements:

•	Review and discuss with management and the independent auditor (and any internal audit function of the Company) the Company’s annual audited consolidated financial statements, the results of the independent auditor’s audit, any certification, report, opinion or review rendered by the independent auditor.

•	Discuss any items required to be communicated by the independent auditor in accordance with Statement of Auditing Standards No. 61. These discussions should include (i) the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles and the adequacy and effectiveness of its accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs and (ii) the reasonableness of significant judgments, the clarity of the disclosures in the Company’s consolidated financial statements, the appropriateness of critical accounting policies and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

2.	Approve the audited consolidated financial statements and recommend to the Board whether such statements should be included in the Company’s Annual Report on Form 10-K, based on (i) the Committee’s review of the annual financial statements and its discussions with management, (ii) the Committee’s discussion with the independent auditor of the matters required to be discussed by Statement of Auditing Standards No. 61, and (iii) the Committee’s review and discussion with the independent auditor of the independent auditor’s independence and the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1.

3.	Review, discuss with management and approve registration statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933.

4.	Review and discuss with management and the independent auditor the Company’s consolidated financial statements and the Company’s disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of each of the Company’s periodic filings with the Securities and Exchange Commission. Resolve disagreements among management and the independent auditor regarding financial reporting.

5.	Discuss with the independent auditor and management the results of the independent auditor’s Statement of Auditing Standards No. 100 review of the Company’s quarterly financial statements.

6.	Review and approve financial press releases with management, as appropriate, prior to their release with comments coordinated by the Committee Chairman.

7.	Meet separately with management and with the independent auditor on a regular basis.

8.	Review and discuss with management its assessment of the Company’s disclosure controls and procedures and consider whether any changes are appropriate in light of management’s assessment.

9.	Review and discuss with management its assessment of the effectiveness of the Company’s internal control over financial reporting, and review with the independent auditor the attestation to and report on the assessment made by management, and consider whether any changes to the internal controls processes and procedures are appropriate in light of management’s assessment or the independent auditor’s report.

10.	Investigate and determine whether there are, and review and discuss with management and the independent auditor, any “off-balance sheet arrangement”, as determined in accordance with the rules and regulations of the Securities and Exchange Commission, or similar structures and evaluate their effect on the Company’s consolidated financial results and operations, as well as the disclosure regarding such arrangements and similar structures in the Company’s public filings.

11.	Review with management and the independent auditor the effect of regulatory and accounting initiatives. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

12.	Review with management and the independent auditor the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

Risk Management, Related Party Transactions, Legal Compliance and Ethics

1.	Review with the principal executive and financial officers of the Company any report on significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

2.	Review for potential conflicts of interests and other improprieties, and approve, all related party transactions (as described under Item 404 of Securities and Exchange Commission Regulation S-K).

3.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

4.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s consolidated financial statements or accounting policies.

5.	Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

6.	Prepare the Committee’s report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

7.	Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

8.	Review and reassess, at least annually, the Charter’s adequacy. Submit the Charter to the Board for review and approval and for inclusion in the proxy statement for the Company’s annual meeting as required by the rules and regulations of the Securities and Exchange Commission.

Meetings

The Committee shall meet as often as it determines appropriate, but not less than once each quarter. The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee. The Committee shall meet with management and the independent auditor in separate executive sessions at such times as the Committee determines are appropriate. The Committee shall utilize agendas prepared in advance and shall maintain written minutes of its meetings, which minutes will be filed in the Company’s minute book. The Committee will also record its summaries of recommendations to the Board, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented. Meetings may be held telephonically. A quorum of the Committee for the transaction of business shall be a majority of its members. In lieu of a meeting, the Committee may also act by unanimous consent.

This Charter was approved by the Board of Directors of Interwoven, Inc. on March 11, 2004.

DETACH HERE

PROXY

INTERWOVEN, INC.

Annual Meeting of Stockholders – June 10, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Martin W. Brauns and John E. Calonico, Jr., or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Interwoven, Inc. held of record by the undersigned on April 16, 2004, at the Annual Meeting of Stockholders to be held at the corporate headquarters of Interwoven, Inc. located at 803 11th Avenue, Sunnyvale, California, on Thursday, June 10, 2004 at 1:00 p.m., local time, and at any adjournments or postponements thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

DETACH HERE

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR proposals 1 and 2.
		FOR ALL NOMINEES	WITHHELD FROM NOMINEES			FOR	AGAINST	ABSTAIN

1.	Election of Directors Nominees: Frank J. Fanzilli, Jr. and Thomas L. Thomas	☐	☐	2.	To ratify the selection of KPMG LLP as Interwoven’s independent accountants for 2004.	☐	☐	☐

☐				3.	To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

(Instruction: To withhold authority to vote for any individual nominee write that nominee’s name on the space provided above.)

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐

Signature:	Date:	Signature:	Date:

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.